EXHIBIT E
Highland Special Situations Fund
THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED YOUR COMMON SHARES OF
BENEFICIAL INTEREST OF THE FUND, OR A PORTION THEREOF.
__________, ____
XXXXX X. XXXXX
XXXX XXXXX XX
XXXXX, XX 00000
Dear _______________________:
          Highland Special Situations Fund (the “Fund”) has received and accepted for purchase your tender of your common shares of beneficial interest, par value $0.001 per share (“Common Shares”), or portion thereof, of the Fund.
          Because you have tendered and the Fund has accepted your tender request of all or a portion of your Common Shares, you will receive payment for your tendered Common Shares based on the net asset value of your tendered Common Shares as of October 29, 2010 (the “Valuation Date”), in accordance with the terms of the tender offer:
•	You will receive an initial payment (the “Initial Payment”) in cash and/or securities with a value of at least a majority, and up to 100%, of the net asset value determined as of the Valuation Date of the Common Shares tendered and purchased, which will be paid to you approximately ten (10) business days following the Valuation Date (as soon as practicable following calculation of the Fund’s net asset value as of the Valuation Date).

•	You may also receive one or more subsequent payments (each, a “Subsequent Payment”) in cash and/or securities valued as of the Valuation Date, until the sum of the Initial Payment and any Subsequent Payments equals 100% of the net asset value of the Common Shares tendered and purchased. Subsequent Payments may be required for any securities for which consent of the issuer, agent bank (for bank loans) or other party is required, or may be made in cash if any such securities are unable to be transferred in kind. Subsequent Payments, if any, will be made as soon as practicable following the Initial Payment. The Fund currently expects that any Subsequent Payments will be made on or before December 31, 2010.
          Your Initial Payment and any Subsequent Payments, as applicable, will be deposited to the account that you designated in your Letter of Transmittal dated _________________, 2010 (for cash payments) and transferred to your brokerage account that you designated in such Letter of Transmittal (for in kind payments). You will remain a common shareholder of the Fund with respect to any Common Shares that you did not tender.
          If you have any questions, please contact Shareholder Services at (877) 665-1287.
Sincerely,
HIGHLAND SPECIAL SITUATIONS FUND
cc:
Enclosure

Highland Special Situations Fund
THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED YOUR COMMON SHARES OF
BENEFICIAL INTEREST OF THE FUND, OR A PORTION THEREOF.
__________, ____
XXXXX X. XXXXX
XXXX XXXXX XX
XXXXX, XX 00000
Dear _______________________:
     Highland Special Situations Fund (the “Fund”) has received and accepted for purchase your tender of your common shares of beneficial interest, par value $0.001 per share (“Common Shares”), or portion thereof, of the Fund. Please refer to your monthly statement for the month ended October 31, 2010, which reflects the Fund’s purchase of your tendered Common Shares.
     An [Initial] Payment equal to __% of the net asset value of your tendered Common Shares as of the Valuation Date was deposited to the account that you designated in your Letter of Transmittal dated _________________, 2010 (with respect to the cash payment) and transferred to your brokerage account that you designated in such Letter of Transmittal (with respect to the in kind payment). [You will receive one or more Subsequent Payments as described in the Fund’s letter to you dated ______________, 2010 and in accordance with the terms of the tender offer.] Please note that you remain a common shareholder of the Fund with respect to any Common Shares that you did not tender.
     If you have any questions, please contact Shareholder Services at (877) 665-1287.
Sincerely,
HIGHLAND SPECIAL SITUATIONS FUND
cc:
Enclosure

Highland Special Situations Fund
THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED YOUR COMMON SHARES OF
BENEFICIAL INTEREST OF THE FUND, OR A PORTION THEREOF.
__________, ____
XXX X. XXX
XXXX XXXXX XXXX
XXXX XXXXX XXXX
XXX, XX 00000
Dear _______________________:
     In accordance with the terms of the tender offer, [the remaining] __% from your redemption on October 29, 2010 (the “Valuation Date”) was [deposited in cash in your designated account][transferred in securities into your designated brokerage account] on __________, 2010.
     This represents __% of your proceeds. [One or more Subsequent Payments will be made prior to _______, 20_.]
     If you have any questions, please contact Shareholder Services at (877) 665-1287.
Sincerely,
HIGHLAND SPECIAL SITUATIONS FUND
cc:
Enclosure